Exhibit 99.1
For Immediate Release:
RENT-A-CENTER, INC. ANNOUNCES PRICING OF
$300 MILLION OFFERING OF 6?% SENIOR UNSECURED NOTES DUE 2020

PLANO, Texas, October 28, 2010 — Rent-A-Center, Inc. (the “Company”) (NASDAQ/NGS: RCII) today announced that it has priced a private offering of $300 million of senior unsecured notes due 2020, which will bear interest at a rate of 6?% per annum. The Company intends to use $200 million of the net proceeds from the offering to repay term loans under the Company’s existing senior secured credit facilities and the remaining net proceeds to repurchase shares of the Company’s common stock. The Company anticipates that consummation of the offering will occur on November 2, 2010.
The Company will make the offering pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”). The proposed senior unsecured notes will be offered by the initial purchasers only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A of the Securities Act and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Rent-A-Center, Inc., headquartered in Plano, Texas, currently operates approximately 3,000 company-owned stores nationwide and in Canada and Puerto Rico. The stores generally offer high quality, durable products such as major consumer electronics, appliances, computers, and furniture and accessories to consumers under flexible rental purchase arrangements that generally allow the customer to obtain ownership of the merchandise at the conclusion of an agreed-upon rental period. ColorTyme, Inc., a wholly-owned subsidiary of the Company, is a national franchisor of approximately 200 rent-to-own stores operating under the trade name of “ColorTyme.”
Contact for Rent-A-Center, Inc.:
David E. Carpenter
Vice President of Investor Relations
(972) 801-1214
david.carpenter@rentacenter.com
This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” or

“believe,” or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The Company’s ability to successfully complete the transactions referred to in this press release is subject to numerous factors and contingencies, many of which are beyond the Company’s control. These include local and national economic, credit and capital market conditions, including prevailing interest rates, legal and regulatory developments, and applicable securities regulations or accounting standards. Any of these factors or others not named herein could cause the Company to abandon the referenced transaction or cause the Company’s actual results to differ materially from the forward-looking statements contained in this press release, including the other risks detailed from time to time in the Company’s SEC reports, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2009, and its quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.